Exhibit 99

Avnet, Inc. 2211 South 47 Street Phoenix, AZ 85034

PRESS RELEASE

October 22, 2001

Avnet, Inc. Fiscal 2002 First Quarter Earnings Conference Call

         Avnet, Inc. (NYSE:AVT) announced today that its first quarter fiscal 2002 earnings conference call will be held on:

•	Date: Thursday, October 25, 2001

•	Time: 3:00 PM ET / 2:00 PM CT / 1:00 PM MT / 12:00 Noon PT

•	Phone: (913)981-5571

Roy Vallee, Avnet’s Chairman and CEO, will comment on the Company’s first quarter results. Other members of Avnet’s senior management will be on the teleconference to respond to questions.

In addition, a live internet broadcast will be available via Avnet’s web site at http://www.avnet.com/ on the Investor Relations home page under Calendar of Events. The teleconference will also be archived on the Avnet web site.

Individuals who do not have an opportunity to participate in the teleconference can access the replay approximately 2-3 hours after the call ends. The replay will be available until Friday, November 9, 2001.

•	Replay #: (719) 457-0820

•	Confirmation #: 416328

Management of Avnet, Inc. may, from time to time, comment on expectations relative to Avnet’s future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management’s expectations differ during those discussions from the comments made by management on the earnings conference call, such new expectations will be posted on the Investor Relations home page of Avnet’s web site.

For more information, please contact Lillie Scarna, Manager of Shareholder Services, at (480) 643-7291 or lillie.scarna@avnet.com

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company, is one of the word’s largest distributors of semiconductors, interconnect, passive and electromechanical components, enterprise network and computer equipment, and embedded sub-systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet’s Web site is located at www.avnet.com.